BlackRock Variable Series Funds, Inc. (the "Registrant")
BlackRock iShares(r) Alternative Strategies V.I. Fund
BlackRock iShares(r) Dynamic Allocation V.I. Fund
BlackRock iShares(r) Dynamic Fixed Income V.I. Fund
BlackRock iShares(r) Equity Appreciation V.I. Fund
(the "Funds")

77Q1(e):
Copies of any new or amended Registrant investment advisory contracts

Attached please find as an exhibit to Sub-Item 77Q1(e) of Form N-SAR, a copy of Form of Amendment No. 2 to the Investment Management Agreement between BlackRock Variable Series Funds, Inc. and BlackRock Advisors, LLC with respect to the Funds.

Exhibit 77Q1(e)

Form of Amendment No. 2 to the Investment Management Agreement

   This Amendment No. 2 dated as of [ ], 2014 to the Investment Management Agreement (the "Amendment") is entered into by and between BlackRock Variable Series Funds, Inc., a Maryland corporation (the "Corporation") and BlackRock Advisors, LLC, a Delaware limited liability company (the "Advisor"). Capitalized terms used herein and not otherwise defined shall have the meaning as set forth in the Management Agreement (as defined below).

   WHEREAS, the Corporation and the Advisor have entered into an Investment Management Agreement dated September 29, 2006 (the
"Management Agreement") pursuant to which the Corporation appointed the Advisor to act as investment advisor to certain investment portfolios of the Corporation; and

   WHEREAS, the Management Agreement provides that the Management Agreement may be amended by the parties to the Management Agreement only if the amendment is specifically approved by a vote of the Board of Directors of the Corporation, including a majority of those Directors who are not parties to the Management Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval, and, where required by the Investment Company Act of 1940, by a vote of the majority of the outstanding voting securities of each Fund (as defined in the Management
Agreement); and

WHEREAS, the Board of Directors, including a majority of those Directors who are not interested persons of the Corporation, specifically approved the establishment of BlackRock iShares(r) Alternative Strategies V.I. Fund, BlackRock iShares(r) Dynamic Allocation V.I. Fund, BlackRock iShares(r) Dynamic Fixed Income V.I. Fund and BlackRock iShares(r) Equity Appreciation V.I. Fund (each, a "New Fund" and collectively, the "New Funds") and the appointment of the Advisor to act as investment advisor therefor at an in-person meeting held on February 11, 2014;

   NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

1.Appointment. The Corporation hereby appoints the Advisor to act as investment advisor to each New Fund for the period and on the terms set forth in the Management
Agreement. The Advisor hereby accepts such appointment and agrees to render the services set forth in the Management
Agreement with respect to each New Fund for the compensation herein provided.


2.Compensation. The Advisor shall receive any compensation from the New Funds at the annual rates set forth on Schedule A for the services provided and the expenses assumed pursuant to the Management Agreement.


3.Capitalized Terms. From and after the date hereof, the term "Fund" as used in the Management Agreement shall be deemed to include BlackRock iShares(r) Alternative Strategies V.I. Fund, BlackRock iShares(r) Dynamic Allocation V.I. Fund, BlackRock iShares(r) Dynamic Fixed Income V.I. Fund and BlackRock iShares(r) Equity Appreciation V.I. Fund.


4.Miscellaneous. Except to the extent supplemented hereby, the Management Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed in all respects as supplemented hereby. Without limiting the generality of the foregoing, it is understood that the Advisor may employ one or more sub-advisers for each New Fund pursuant to Section 6 of the Management
Agreement.




            IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to the Investment Management Agreement to be executed by their officers designated below as of the day and year first above written.

BLACKROCK VARIABLE SERIES FUNDS,
INC.
on behalf of
BlackRock iShares(r) Alternative
Strategies V.I. Fund
BlackRock iShares(r) Dynamic
Allocation V.I. Fund
BlackRock iShares(r) Dynamic Fixed
Income V.I. Fund
BlackRock iShares(r) Equity
Appreciation V.I. Fund









By:
    Name: [  ]
    Title: [  ]










BLACKROCK ADVISORS, LLC

By:
    Name: [  ]
    Title: [  ]







Schedule A
Investment Advisory Fee

BlackRock iShares(r) Alternative            Investment Advisory Fee
Strategies V.I. Fund
Portion of Average Daily Value
of Net Assets

Not exceeding $1 billion                             0.250%

In excess of $1 billion but not                      0.240%
exceeding $3 billion

In excess of $3 billion but not                      0.225%
exceeding $5 billion

In excess of $5 billion but not                      0.220%
exceeding $10 billion

In excess of $10 billion                           0.210%


BlackRock iShares(r) Dynamic              Investment Advisory Fee
Allocation V.I. Fund
Portion of Average Daily Value
of Net Assets

Not exceeding $1 billion                         0.150%

In excess of $1 billion but not                  0.140%
exceeding $3 billion

In excess of $3 billion but not                  0.135%
exceeding $5 billion

In excess of $5 billion                          0.130%


BlackRock iShares(r) Dynamic Fixed        Investment Advisory Fee
Income V.I. Fund
Portion of Average Daily Value
of Net Assets

Not exceeding $1 billion                         0.150%

In excess of $1 billion but not                  0.140%
exceeding $3 billion

In excess of $3 billion but not                  0.135%
exceeding $5 billion

In excess of $5 billion                          0.130%


BlackRock iShares(r) Equity              Investment Advisory Fee
Appreciation V.I. Fund
Portion of Average Daily Value
of Net Assets

Not exceeding $1 billion                        0.150%

In excess of $1 billion but not                 0.140%
exceeding $3 billion

In excess of $3 billion but not                 0.135%
exceeding $5 billion

In excess of $5 billion                         0.130%